UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2006

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

(a) During a conference call held by Apollo Group, Inc. (the "Company") on Friday, November 3, 2006, the Company responded to certain questions related to the investigation being conducted by the Special Committee of the Company's Board of Directors concerning options practices at the Company. To date, the Special Committee has found no direct evidence that the grant date for any of the large management grants was selected with the benefit of hindsight. In two instances, though, the price on the grant date is at a relative low point for the Company’s stock, and there is little contemporaneous evidence to establish that the grant was made on the grant date. While there is a possibility that the grant date was retroactively selected, there is insufficient evidence at this time to reach such a conclusion. The investigation is ongoing. The Company hopes to complete the investigation and any needed accounting corrections by the end of the year, so that Q1 2007 financials can be issued on a normal basis. There is no assurance, however, that this schedule will be accomplished. To the extent that other accounting issues were identified in that investigation, the Company refers investors to its Form 8-K filed on November 3, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

November 6, 2006	By:	Brian Mueller

Name: Brian Mueller
Title: President